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EXHIBIT 21
ENTREMED, INC.
SUBSIDIARIES OF ENTREMED, INC.

                 Subsidiary                                         State of Incorporation
                 ----------                                         ----------------------
            Cytokine Sciences, Inc.                                       Delaware





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